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                                                                    EXHIBIT 3.28

                             DECLARATION OF TRUST OF
                        99 RESTAURANTS OF MASSACHUSETTS,
                         A MASSACHUSETTS BUSINESS TRUST

         THIS DECLARATION OF TRUST is made as of the day of the 26th day of November, 2002, at 160 Olympia Avenue, Woburn, 01801 in the County of Middlesex in the Commonwealth of Massachusetts by and between Gregory L. Burns of 3038 Sidco Drive, Nashville, Tennessee, Charles F. Doe, Jr. of 321 Ocean Avenue, Marblehead, Massachusetts, and A. Chad Fitzhugh, of 3038 Sidco Drive, Nashville Tennessee (the "Trustees"), and those who shall hold certificates of shares to be issued hereunder.

         WHEREAS, it is proposed that the Trustees shall acquire certain property and shall employ and manage the same, and all other property which they may hereafter acquire as such Trustees, in the manner hereinafter stated; and it is likewise proposed that the beneficial interest in the earnings and proceeds of the property from time to time held by the Trustees and the business conducted by them shall be divided into transferable shares of beneficial interest, to be evidenced by certificates therefore, as hereinafter provided;

         NOW THEREFORE, the Trustees hereby declare that they will hold said property so to be acquired by them, as well as all other property which they may acquire as such Trustees, together with the proceeds thereof, in trust, to manage and dispose of same for the benefit of the holders, from time to time, of the certificates of shares of beneficial interest issued and to be issued hereunder in the manner and subject to the stipulations contained herein.

                                    ARTICLE I
                            NAME AND NATURE OF TRUST

         1.1 Name. The name of the Trust hereby created shall be 99 Restaurants Massachusetts, a Massachusetts Business Trust, not incorporated, and so far as may be practicable, the Trustees shall conduct all business, execute all instruments in writing and sue or be sued under that name in the performance of the Trust's activities, which name (and the word "Trust" wherever used in this Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees collectively, but not individually personally or to the officers, agents, employees or Shareholders of the Trust or of such Trustees. Under circumstances in which the Trustees determine that the use of such name is not practicable or under circumstances in which the Trustees are contractually hound to change that name, they may adopt another name under which the Trust may hold property or conduct its activities.

         1.2 Principal Place of Business. The Trust shall maintain a principal place of business in Massachusetts at 160 Olympia Avenue, Woburn, MA 01801, or such other place in the Commonwealth as the Trustees may determine from time to time. The Trust may have such other offices or places of business within or without the Commonwealth as the Trustees may from time to time determine.

         1.3 Nature of Trust. The Trust shall be of the type commonly termed a "Massachusetts Business Trust" and governed by Chapter 182 of the General Laws of
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Massachusetts. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture or joint stock company nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust in accordance with the rights conferred upon them by this Declaration, and as such, the Shareholders are cestuis que trust, and not partners or associates nor in any other relation whatsoever between themselves with respect to the Trust Property, and hold no relation to the Trustees other than of cestuis que trust, with only such rights as are conferred upon them as such cestuis que trust hereunder.

         1.4 Definitions. The terms defined in this Section 1.4 wherever used in this Declaration shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Whenever the singular number is used in this Declaration and when permitted by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and vice versa.

                  "AFFILIATE" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or (ii) any officer, director, employee, general partner, manager or trustee of such Person or of any Person controlling, controlled by, or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person).

                  "ANNUAL MEETING OF SHAREHOLDERS" shall mean the meeting described in the first sentence of Section 5.11.

                  "BY-LAWS" shall have the meaning set forth in Section 4.4.

                  "CODE" shall mean the Internal Revenue Code of 1986, and the Treasury Regulations promulgated thereunder, as amended.

                  "COMMONWEALTH" shall mean the Commonwealth of Massachusetts.

                  "CONFLICTING PROVISIONS" shall have the meaning set forth in
Section 8.5.

                  "DECLARATION" or "THIS DECLARATION" shall mean this Declaration of Trust, as amended, restated or modified from time to time. References in this Declaration to "herein", "hereto" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article or section in which such words appear, unless otherwise indicated.

                  "MASSACHUSETTS BUSINESS CORPORATION" shall mean a domestic corporation organized and operating in the Commonwealth in accordance with Chapter l56B of the General Laws of Massachusetts.

                  "PERSON" shall mean and include individuals, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust

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companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                  "SECURITIES" shall mean any stock, shares, voting trust certificates, bonds, membership interests in limited liability companies, debentures, notes or other evidences or indebtedness or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

                  "SHAREHOLDERS" shall mean as of any particular time all holders of record of outstanding Shares at such time.

                  "SHARES" or, as the context may require, "SHARES" shall mean the shares of beneficial interest of the Trust as described in the first sentence of Section 5.1 hereof.

                  "TRUST" shall mean the Trust created by this Declaration.

                  "TRUSTEES" and any pronoun referring thereto shall mean, as of any particular time, the original signatories hereto as long as they hold office hereunder and additional and successor trustees, and shall not include the officers, employees or agents of the Trust or the Shareholders. Nothing herein shall be deemed to preclude the Trustees from also serving as officers, employees or agents of the Trust or owning Shares.

                  "TRUST PROPERTY" shall mean as of any particular time any and all property, real, personal or otherwise, tangible or intangible, which is transferred, conveyed or paid to or purchased by the Trust or Trustees and all rents, income, profits and gains therefrom and which at such time is owned or held by or for the Trust or the Trustees.

                                   ARTICLE II
                               THE TRUST PROPERTY

         2.1 Title to Trust Property. Title to all property, real, personal or otherwise, tangible or intangible, held by the Trustees hereunder shall vest in the Trustees as joint tenants, and not as tenants in common, with right of survivorship as Trustees of this Trust upon the death, resignation or removal of any of them. All right, title and interest in and to the Trust Property shall automatically vest in the remaining Trustees as joint tenants upon the death, resignation or removal of any Trustee, which death, resignation or removal automatically shall release any right, title or interest of such Trustee in the Trust Property. Any person elected as a Trustee hereunder, whether as a successor or as an additional Trustee, shall, upon executing a written acceptance of this Trust, succeed to and be vested as a joint tenant with all rights, title and interest in the Trust Property in the same manner as the remaining Trustees. Appropriate written evidence of the election and qualification of successor or additional Trustees shall be filed with the records of the Trust and in such other offices or places as the Trustees may deem necessary, appropriate or desirable.

                                   ARTICLE III
                                  THE TRUSTEES

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         3.1      Number, Term of Office and Qualification of Trustees. There
shall be no fewer than two (2) or more than seven (7) Trustees. The initial Trustees shall be the signatories hereto. Within the limits set forth in this
Section 3.1, the number of Trustees may be increased or decreased from time to time by vote of two-thirds of the Trustees then in office evidenced by an instrument in writing signed by two-thirds of the Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Subject to the provisions of Section 3.3, each Trustee shall hold office until the next Annual Meeting of Shareholders and until the election and qualification of his successor. There shall be no cumulative voting in the election for Trustees. A Trustee shall be an individual at least eighteen (18) years of age who is not under a legal disability. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

         3.2 Compensation and Other Remuneration. The Trustees shall not be compensated for their services as Trustees.

         3.3 Resignation, Removal and Death of Trustees. A Trustee may resign at any time by giving written notice to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date specified in such notice, without need for prior accounting. A Trustee may be removed from office at any time for cause by the vote of at least two-thirds of the Trustees then in office. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust Property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         3.4 Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust, affect its continuity or revoke any existing agency created pursuant to the terms of this Declaration. Until vacancies are filled, the remaining Trustee or Trustees (even though fewer than the minimum number of Trustees set forth in Section 3.1) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by a majority of the remaining Trustees. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section
5.11. Any Trustee elected to fill a vacancy created by the resignation, removal or death of a former Trustee shall hold office for the unexpired term of such former Trustee.

         3.5 Actions by Trustees. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by vote of a

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majority of the Trustees present (a quorum being present).

         Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken without a meeting by written consents of the required number of Trustees specified in this Declaration to approve such action, but not less than a majority of the Trustees, which consents shall be filed with the records of meetings of the Trustees. Any action or actions permitted to be taken by the Trustees in connection with the business of the Trust may be taken pursuant to authority granted by a meeting of the Trustees conducted by a telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at the meeting, and the transaction of Trust business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Trustees held in person or by written consent. The minutes of any Trustees' meeting held by telephone shall be prepared in the same manner as a meeting of the Trustees held in person. Any agreement. deed, mortgage, lease or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees or as provided in the By-Laws.

         With respect to the actions of the Trustees, Trustees who have, or are Affiliates of a Person or Persons who have, any direct or indirect interest in or connection with any matter being acted upon may he counted for all quorum purposes under this Section 3.5 and, subject to the provisions of Section 6.6, may vote on the matter as to which they or their Affiliates have such interest or connection.

         3.6 Acceptance of Election. No election or appointment of any individual as Trustee (other than an individual who was serving as a Trustee immediately prior to such election or appointment) shall become effective unless and until there shall be delivered to the President or the Secretary of the Trust his written acceptance thereof and agreement to be bound thereby.

         3.7 Committees. The Trustees may appoint from among their number an executive committee of two (2) or more persons and such other standing committees as the Trustees determine. All members of the audit committee, if any, shall be Trustees who do not perform any services for the Trust except as Trustees. The Trustees may delegate to the executive committee such of the powers herein conferred upon the Trustees as they may deem necessary or appropriate; each other committee shall have such powers. duties and obligations as the Trustees may deem necessary or appropriate. The standing committees shall report their activities periodically to the Trustees.

                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

         4.1 Business of the Trust. The Trustees are authorized to engage in any business permitted to a Massachusetts Business Corporation that the Trustees may deem expedient, and to acquire, purchase or own, retain or hold or dispose of Securities of Persons doing business of the character authorized to the Trustees above.

         4.2 Power and Authority of Trustees. The Trustees, subject only to the specific

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limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute and exclusive power, control and authority over the Trust Property and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of or conducting the business of the Trust. Any construction of this Declaration or any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive, in construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not he construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         4.3 Specific Powers and Authority. Subject only to the express limitations contained in this Declaration and in addition to any powers and authority conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule of law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                  (a) to acquire, purchase, own, retain or hold, or dispose of real or personal property of any kind (including Securities of any Person or Persons) wherever located in the world, and make commitments for such investments, all without regard to whether any such property is authorized by law for the investment of trust funds or produces or may produce income, and to possess and exercise all the rights, powers and privileges appertaining to the ownership of the Trust Property; to vote in such manner as they shall deem appropriate Securities of any Person or Persons which shall be comprised in the Trust Property, and for that purpose to give proxies to any Person or Persons or to one or more of their number, to vote, waive any notice or otherwise act in respect to any such Securities; and to increase the capital of the Trust at any time by the issuance of any additional Shares or other Securities of the Trust for such consideration as they deem advisable;

                  (b) to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of any and all the Trust Property by bills of sale, deeds (including deeds in lieu of foreclosure), trust deeds, assignments, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent or nominee of the Trust;

                  (c) to issue Shares, bonds, debentures, notes or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust to such Persons for such cash, property, or other consideration (including Securities issued or created by, or interests in, any Person) at such time or times and on such terms as the Trustees may deem advisable and to list or include any of the foregoing Securities issued by the Trust on any securities exchange or recognized automated quotation system, as the case may be,

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and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any of such Securities (provided, however, that any Shares so acquired and held by the Trustees shall not while so held be included in determining any proportion of Shares herein referred to and shall not be included as consenting to any action or proposed action of the Trustees to which consent of any portion of the Shareholders is required by the terms hereof, and to cause the instruments evidencing such Securities to bear an actual or facsimile imprint of the seal of the Trust and to he signed by manual or facsimile signature or signatures (and to issue such Securities whether or not any Person whose manual or facsimile signature shall be imprinted thereon shall have ceased to occupy the office with respect to which such signature was authorized), provided that, where only facsimile signatures for the Trust are used, the instrument shall he countersigned manually by a transfer agent, registrar or other authentication agent. Any of such Securities of different types maybe issued in combinations or units with such restrictions on the separate transferability thereof as the Trustees shall determine;

                  (d) to enter into leases of real and personal property as lessor or lessee and to enter into contracts, obligations and other agreements as they may deem expedient in the conduct of the business of the Trust, including contracts, obligations and other agreements for a term extending beyond the term of office of the Trustees and beyond possible termination of the Trust, or having a lesser term;

                  (e) to borrow money and give negotiable or non-negotiable instruments therefore; to guarantee, assume, indemnify or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Property to secure any indebtedness of the Trust or any other of the foregoing obligations of the Trust;

                  (f)      to lend money, whether secured or unsecured;

                  (g)      to create reserve funds for any purpose;

                  (h) to incur and pay out of the Trust Property any charges or expenses, and disburse any funds of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustees, necessary or incidental to or advisable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including without limitation, taxes and other governmental levies, charges and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Property or any part thereof, and for any of the purposes specified herein;

                  (i) to deposit funds of the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such Person or Persons (including any one or more Trustees, officers, employees or agents) as the Trustees may determine;

                  (j) to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Property or any part or parts thereof or to carry on any

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business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer the Trust Property or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise, and to merge or consolidate the Trust with or into any Person or merge or consolidate any Person with or into the Trust in exchange for shares or Securities of such Person or otherwise on such terms as the Trustees and, to the extent required under Section 7.6 of this Declaration of Trust, the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon, and to lend money to, subscribe for the Securities of. and enter into any contracts with, any Person in which the Trust holds or is about to acquire Securities or any other interest;

                  (k) to enter into joint ventures, general or limited partnerships, participation or agency arrangements and any other lawful combinations or associations;

                  (l) to elect, appoint, engage or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms as may be prescribed by the Trustees or by the By-Laws; to engage or employ any Person(s) (including, subject to the provisions of Sections
6.5 and 6.6, any Trustee, officer or agent and any Person in which any Trustee, officer or agent is directly or indirectly interested or with which he is directly or indirectly connected) as agents, representatives, employees or independent contractors (including, without limitation, transfer agents, registrars, underwriters, accountants, attorneys-at-law or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Person may he so engaged or employed; and to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors or other Persons;

                  (m) to collect, sue for, and receive all sums of money coming due to the Trust, to employ counsel and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands or other litigation relating to the Trust, the Trust Property or the Trust's affairs, to enter into agreements therefore, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof;

                  (n) to renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust or participate in any reorganization obligors to the Trust;

                  (o) to purchase and pay for out of the Trust Property, insurance contracts and policies insuring the Trust Property against any and all risks and insuring the Trust and/or all or any of the Trustees, the Shareholders, officers, employees or agents against any and all claims and liabilities of any and every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, officers, employees or agents; provided, however, that no Trustee. Shareholder, officer, employee or agent shall be so insured for any claim, obligation or liability which shall have arisen out of or been based upon his willful misfeasance, had faith or gross negligence;

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                  (p)      to cause legal title to any of the Trust Property to
be held by and/or in the name of the Trustees or, except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein;

                  (q) to adopt a fiscal year for the Trust, and from time to time to change such fiscal year;

                  (r) to adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust);

                  (s) to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with which the Trust has dealings, including without limitation any independent contractor, to such extent as the Trustees shall determine;

                  (t)      to confess judgment against the Trust;

                  (u)      to discontinue the operations of the Trust;

                  (v)      to repurchase or redeem Shares;

                  (w) to make any election for the Trust permitted under the Code or any other federal, state or local income tax legislation from time to time in force, including, but not limited to, the making of an election pursuant to Section 1362 of the Code to be treated as an S corporation for federal income tax purposes; and

                  (x) in general, to do all other such acts and things as are incident to the foregoing, or as in their judgment will promote or advance the business that they are authorized to carry on, although such acts and things may be neither specifically authorized nor incidental to any acts and things specifically authorized, to exercise all powers that are necessary or useful to carry on the business of the Trust and to carry out the provisions of this Declaration, and, in addition to the powers herein above enumerated, to have all powers with reference to the conduct of the business and management of the Trust Property that are possessed by the directors of a Massachusetts Business Corporation.

         4.4 By-Laws. The Trustees may make or adopt and from time to time amend or repeal regulations (the "By-Laws") not inconsistent with law or with this Declaration, containing provisions relating to the business of the Trust and the conduct of its affairs and in such By-Laws may define the duties of the officers, employees and agents of the Trust.

                                    ARTICLE V
                           THE SHARES AND SHAREHOLDERS

         5.1 Description of Shares. The interest of the Shareholders shall be divided into shares of beneficial interest which shall be known collectively as "Shares," all of which shall be validly issued, fully paid and nonassessable by the Trust upon receipt of the full consideration for which the Shares have been issued or without additional consideration if issued by way of share

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dividend or share split. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. There shall be one class of Shares, with no par value per share. The Shares may be issued for such consideration as the Trustees shall deem advisable. The number of Shares that the Trust shall have authority to issue is unlimited. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for the issuance of Shares in such amounts, in such proportions to such Person or Persons, upon such terms and conditions, and pursuant to such agreements as the Trustees may determine.

         The holders of Shares shall be entitled to receive, when and as declared from time to time by the Trustees out of any funds legally available for the purpose, such distributions as may be declared from time to time by the Trustees, in the event of the termination of the Trust pursuant to Section 7.1 or otherwise, or upon the distribution of its assets, the assets of the Trust available for payment and distribution to Shareholders shall he distributed ratably among the holders of Shares at the time outstanding in accordance with
Section 7.2. All Shares shall have equal noncumulative voting rights at the rate of one vote per share, and equal distribution, liquidation and other rights, and shall have no preference, conversion, exchange, sinking fund or redemption rights. No holder of Shares shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of the Trust, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

         5.2 Certificates. Ownership of Shares shall be evidenced by certificates. Every Shareholder shall be entitled to receive a certificate, in such form as the Trustees shall from time to time approve, specifying the number of Shares held by such Shareholder. Such certificates shall be treated as negotiable and title thereto and to the Shares represented thereby shall be transferred by delivery thereof to the same extent in all respects as a stock certificate, and the shares represented thereby, of a Massachusetts Business Corporation. Unless otherwise determined by the Trustees, such certificates shall be signed by the President or any Vice President and the Treasurer or any Assistant Treasurer and shall be countersigned by a transfer agent and registered by a registrar, if any, and such signatures may be facsimile signatures in accordance with Section 4.3(c) hereof. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Trustees, certified by the Chairman, President or Secretary, and such form shall continue to be used unless and until the Trustees approve some other form. If any certificate is worn out, mutilated or defaced, the Trustees may, upon surrender thereof for cancellation, issue a new certificate in place thereof, and upon evidence satisfactory to the Trustees against loss to them, the Trustees may issue in place thereof a new certificate; and any such new certificate shall take for all purposes, the place of the certificate so worn out, mutilated, defaced, lost or destroyed.

         5.3 Fractional Shares. In connection with any issuance of Shares, the Trustees may issue fractional Shares or may provide for the issuance of scrip including, without limitation, the time within which any such scrip must be surrendered for exchange into lull Shares and the rights, if any of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any to redeem scrip for cash, or the Trustees may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 5.2 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

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         5.4      [Intentionally Omitted.]

         5.5 Legal Ownership of Trust Property. The legal ownership of the Trust Property and the right to conduct the business of the Trust are vested exclusively in the Trustees (subject to Section 4.3(1)), and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder and they shall have no right to compel any partition, division or distribution of the Trust or any of the Trust Property.

         5.6 Shares Deemed Personal Property. The Shares shall be personal property and shall confer upon the holders thereof only the interest and rights specifically set forth or provided for in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity or give his or her legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Property or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the By-Laws and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         5.7 Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Trust, the Trustees and the officers, employees and agents of the Trust shall be entitled to deem the Persons in whose names certificates are registered on the records of the Trust to be the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, employees or agents of the Trust from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefore, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution, or authorization and of other matters as reasonably may be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefore but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Trustees or transfer agent. In case of the loss, mutilation or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the

Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty or limit their rights to inquire into adverse claims. Notwithstanding anything to the contrary in this paragraph, the transferability of any Shares issued hereunder shall be subject to such restrictions as may be contained in the By-Laws, or determined by the Trustees.

         5.8 MAINTENANCE OF S ELECTION. Notwithstanding anything to the contrary in this Declaration, in the event that the Trust has made an election pursuant to Section 1362 of the Code to be treated as an S corporation for federal income tax purposes, then, except with the consent of the Trustees and the prior approval of the holders of 51% of the Shares, no transfer of Shares or any interest therein shall be effective, and any such transfer shall be null and void ab initio, if such transfer would have the effect of terminating the Trust's S corporation status under the Code.

         Additionally, at any time when the Trust is treated as an S corporation under the Code, the Trust shall not, without the consent of the Trustees and the prior approval of the holders of 51% of the Shares, issue any shares or securities of the Trust if the effect of such issuance would be to terminate the Trust's S corporation status under the Code. Any purported issuance of such shares or securities by the Trust in violation of this subsection shall be null and void ab initio and shall be ineffective against the Trust or any Shareholder. The Trust and any third person may rely upon an opinion of tax counsel to the Trust as to compliance with this Section 5.8.

         5.9 Distributions to Shareholders. Subject to Section 5.1, the Trustees may from time to time declare and pay to Shareholders such distributions in cash, property or assets of the Trust or Securities issued by the Trust, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or financing or refinancing of Trust obligations, or from the sale of portions of the Trust Property or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any such distribution unless and until declared by the Trustees. The Trustees are not required herein to make any distributions to the Shareholders, and may set aside as surplus, reserve or contingent funds and may use for improvement of or addition to the Trust Property or for reduction of any indebtedness or obligations of the Trust, or for any other capital purpose, the net income or any part of parts thereof, from time to time received by them, to such extent as they shall deem advisable. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed not later than ninety (90) days after the close of the fiscal year in which the distribution was made.

         5.10 Transfer Agent, Disbursing Agent and Registrar. The Trustees shall have the power to employ one or more transfer agents, disbursing agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and to disburse any distributions, and to have and perform, in respect of all original issues and transfers of Shares and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, disbursing agents and registrars of a Massachusetts Business Corporation.

         5.11 Shareholders' Meetings. There shall be an Annual Meeting of the Shareholders at such time and place as shall be determined by or in the manner prescribed in the By-Laws, at which the Trustees shall be elected and any other proper business may be conducted. The Annual

Meeting of Shareholders shall be held within six (6) months after the end of each fiscal year. Special meetings of Shareholders may be called by the President or by a majority of the Trustees and shall be called by the President upon the written request of Shareholders holding in the aggregate not less than twenty-five percent (25%) of the total votes authorized to be cast by the outstanding Shares of the Trust entitled to vote at such meeting, in the manner provided in the By-Laws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor Trustees. Notice of any special meeting shall state the purpose of the meeting. Upon receipt of a written request either in person or by registered mail stating the purpose of a special meeting requested by the Shareholders, the Trust shall provide all Shareholders, within ten (10) business days after receipt of said request, written notice of such special meeting and the purpose of such special meeting to be held on a date not less than twenty (20) nor more than sixty (60) days after receipt of said request, at a time and place convenient to Shareholders.

         The holders of Shares entitled to vote at the meeting representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on any question present in person or by proxy shall constitute a quorum at any such meeting for action on such question. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and except as otherwise provided in the By-Laws, the meeting may be reconvened without further notice. At any reconvened session of the meeting at which there shall be a quorum, any business may be transacted at the meeting as originally noticed.

         Whenever any action is to be taken by the Shareholders, it shall, except as otherwise clearly indicated in this Declaration or the By-Laws, require, and may be effected by, the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote and voting on such matter, provided that such majority shall be at least a majority of the number of Shares required to constitute a quorum for action on such matter. Any election by Shareholders shall be determined by a plurality of the votes cast by the Shareholders entitled to vote at the election. No ballot shall be required for such election unless requested by a Shareholder present or represented at the meeting and entitled to vote in the election.

         Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting by written consents setting forth the action so taken, signed by the holders of a majority (or such higher percentage as may be specified elsewhere in this Declaration) of the outstanding Shares that would be entitled to vote thereon at a meeting.

         The Shareholders shall be entitled, to the same extent as the shareholders in a Massachusetts Business Corporation, to determine by vote whether a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or its Shareholders. Except with respect to matters on which a Shareholders' vote shall be required for or shall determine action of the Trustees as expressly set forth in this Declaration, no action taken by the Shareholders at any meeting shall in any way bind the Trustees.

         5.12 Proxies. Whenever the vote or consent of a Shareholder entitled to vote is required or permitted under this Declaration, such vote or consent may be given either directly by such Shareholder or by a proxy in the form prescribed in the By-Laws. The Trustees may solicit such proxies from the Shareholders or any of them entitled to vote in any matter requiring or permitting the Shareholders' vote or consent. No proxy for any meeting of Shareholders entitled to vote shall be effective unless such proxy shall have been placed on file with such officer of the Trust as the Trustees shall have designated for such purposes for verification prior to such meeting.

         5.13 Fixing Record Date. The By-Laws may provide for fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting or for the purpose of determining Shareholders entitled to receive payment of any distribution (whether before or after termination of the Trust) or any other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five (5) days nor more than sixty
(60) days prior to the date of the meeting or event for the purpose of which it is fixed.

         5.14 Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication or report is: (a) deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust; (b) delivered in person to such Shareholder; or (c) furnished to such Shareholder in such other manner as may be specified in the By-Laws.

                                   ARTICLE VI
                 LIABILITY OF TRUSTEES, SHAREHOLDERS, OFFICERS,
                     EMPLOYEES AND AGENTS, AND OTHER MATTERS

         6.1 Exculpation of Trustees, Officers, Employees and Agents. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or to any other Person for any act or omission except for his own willful misfeasance, bad faith or gross negligence.

         6.2 Limitation of Liability of Shareholders, Trustees, Officers, Employees and Agents. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capacities. The Trustees shall have no power to bind the Shareholders personally, or to call upon them for the payment of any money or any assessment whatsoever other than such sums as Shareholders may at any time personally agree to pay for new Shares to be acquired from the Trust. No Shareholder and, except to the extent provided in Section 6.1, no Trustee, officer, employee or agent shall be liable for (a) any debt, liability or obligation of any kind of, or with respect to, the Trust, or (b) any claim, demand, judgment or decree against the Trust (in any such case in tort, contract or otherwise), arising out of any action taken or omitted for or on behalf of the Trust and the Trust shall be solely liable therefore and resort shall be had solely to the Trust Property for the payment or performance thereof, and no Shareholder and, except as aforesaid, no Trustee, officer, employee or agent shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any other Person or Persons in connection with the Trust Property or the affairs of the Trust (or any actions taken or omitted for or on behalf of the Trust), and all such other Persons shall look solely to the Trust for satisfaction of claims of any nature arising in connection with the Trust Property or the affairs of the Trust (or any action taken or omitted for or on behalf of the Trust) it being the purpose of the trust estate created hereby to exempt the Trustees (except as aforesaid) and the Shareholders, present or future, from all manner of liability whatsoever. Each Shareholder shall be entitled to pro rata indemnity from the Trust Property if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         6.3 Express Exculpatory Clauses and Instruments. Any written instrument creating an obligation of the Trust shall include a reference to this Declaration and provide that neither the Shareholders nor the Trustees, nor officers, employees or agents of the Trust shall be liable thereunder and that all Persons shall look solely to the Trust Property for the payment of any claim thereunder or for the performance thereof; provided however, that the omission of such provision from any such instrument shall not render the Shareholders or any Trustee, officer, employee or agent of the Trust liable nor shall the Trustees or any officer, employee or agent of the Trust be liable to anyone for such omission.

         6.4 Indemnification and Reimbursement of Trustees, Officers, Employees and Agents. Any Person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust (or served or serves at its request as a director, officer, employee or agent of another organization or who served or serves at its request in any capacity with respect to any employee benefit plan) shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit proceeding, claim or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided however, that no such Person shall be so indemnified or reimbursed for any claim, obligation or liability which shall have been adjudicated to have arisen out of or been based upon his willful misfeasance, bad faith or gross negligence; and provided further, that such Person gives prompt notice thereof, executes such documents and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit or proceeding, indemnification and reimbursement shall be provided except as to such matters covered by the settlement for which the Trust receives advice of its independent counsel (which advice the Trust is obligated to request) that such matters, if adjudicated, would likely be adjudicated to have arisen out of or been based upon such person's willful misfeasance, bad faith or gross negligence. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Property. The rights accruing to any Person under these provisions shall not exclude any other right to which he may lawfully be entitled, nor shall anything contained herein restrict such Person's right to contribution as may be available under applicable law.

         Any action taken by or conduct on the part of a Trustee, officer, employee or agent of the Trust in conformity with or in good faith reliance upon the provisions of Section 6.5 shall not, for the purposes of this Trust (including, without limitation, Sections 6.1, 6.2, and 6.3 and this Section 6.4) constitute willful misfeasance, bad faith or gross negligence.

         6.5 Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and to Engage in Other Business. Any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee or officer, employee or agent of the Trust. Any Trustee may have business interests in businesses which may be similar to and competitive with those of the Trust. Subject to the provisions of Section 6.6, any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, adviser or employee of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder.

         6.6 Transactions Between Trustees, Officers, Employees or Agents and the Trust. Except as otherwise provided by this Declaration, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other Person, or in which the Trust is interested, shall be valid and no Trustee, officer, employee or agent of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more Trustees, officers, employees or agents are directly or indirectly interested in or connected with, or are trustees, partners, directors, employees, officers or agents of, such other Person, or (b) one or more of the Trustees, officers, employees or agents of the Trust, individually or jointly with others, is a party or are parties to, or directly or indirectly interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed or known to the Trustees, and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested, or
(ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act or transaction is approved by Shareholders holding a majority of the Shares then outstanding and entitled to vote thereon, or (iii) such contract, act or transaction is fair as to the Trust as of the time it is authorized, approved or ratified by the Trustees or the Shareholders.

         6.7 Restriction of Duties and Liabilities. The Shareholders and Trustees, and the officers, employees and agents of the Trust shall in no event have any greater duties or liabilities than those established by this Declaration or, in cases as to which such duties or liabilities are not so established, than those of the shareholders, directors, officers, employees and agents of a Massachusetts Business Corporation in effect from time to time.

         6.8 Persons Dealing with Trustees, Officers, Employees or Agents. Any act of the Trustees or of the officers, employees or agents of the Trust purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees, officers, employees or agents, be conclusively deemed to be within the purposes of this Trust and within the powers of such Trustees, officers, employees or agents. The receipt of the Trustees or any of them, or of authorized officers, employees or agents of the Trust, for moneys or other consideration shall be binding upon the Trust.

         6.9 Reliance. The Trustees and the officers, employees and agents of the Trust may consult with counsel and the advice or opinion of such counsel shall be prima facie evidence of good faith of all the trustees and the officers, employees and agents of the Trust in respect of any action taken or suffered by them in reliance on or in accordance with such advice or opinion.

In discharging their duties, Trustees or officers, employees or agents of the Trust, when acting in good faith, may rely upon financial statements of the Trust represented to them to fairly present the financial position or results of operations of the Trust by the President of the Trust or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position or results of operations of the Trust. The Trustees and the officers, employees and agents of the Trust may rely and shall be personally protected in acting, upon any instrument or other document believed by them in good faith to be genuine.

                                   ARTICLE VII
                  DURATION, AMENDMENT AND TERMINATION OF TRUST

         7.1 Duration of Trust. The Trust shall continue without limitation of time, provided however, that the Trust may be terminated at any time by a written instrument signed by a majority of the Trustees, with the approval of all of the Trustees or the affirmative vote or written consent of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding.

         7.2      Termination of Trust. Upon the termination of the Trust:

                  (a) the Trust shall carry on no business except for the purposes of winding-up its affairs;

                  (b) the Trustees shall proceed to wind-up the affairs of the Trust and all the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound-up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, Securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; and

                  (c) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders according to their respective rights.

         After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and deposit among the records of the Trust an instrument in writing setting forth the fact of such termination and such distribution, a copy of which instrument shall be filed with the Secretary of State of the Commonwealth, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder and the rights and interests of all Shareholders shall thereupon cease.

         7.3      Amendment Procedure. This Declaration may be amended
(except as to the limitations of personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust and the prohibition of assessments upon Shareholders) by a written instrument signed by a majority of the Trustees and approved, by affirmative vote or written consent, by the holders of Shares representing a majority (or, with respect to (i) amendments to the proviso to Section

7.1, and (ii) amendments to this Section 7.3 that would reduce the percentage vote required to approve any amendments to this Declaration, three-fourths) of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon.

         7.4 Amendments Effective. No amendment to this Declaration of Trust shall become effective until a certification in recordable form executed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted as aforesaid, or a copy of this Declaration, as amended, in recordable form and executed by a majority of the Trustees, is filed with the Secretary of State of the Commonwealth.

         7.5 Transfer to Successor. The Trustees, with the approval of a majority of the Trustees and the affirmative vote or written consent, approving a plan for this purpose, of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon, may: (a) cause the organization of a corporation, association, trust or other organization to take over the Trust Property and carry on the affairs of the Trust; (b) merge the Trust into, or sell, convey and transfer the Trust to, any such corporation, association, trust or organization in exchange for Securities thereof, or beneficial interests therein, and the assumption by such transferee of the liabilities of the Trust; and (c) thereupon terminate this Declaration and deliver such shares, Securities or beneficial interests among the Shareholders in accordance with such plan.

         7.6 Sale of Assets; Merger. The Trustees, with the approval of a majority of the Trustees and the affirmative vote or written consent of the holders of Shares representing a majority of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote thereon may: (a) sell, lease or exchange all or substantially all of the property and assets of the Trust; or (b) merge the Trust with any corporation, association, trust, limited liability company or other organization permitted under law, whether or not the Trust shall be the surviving entity.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 Applicable Law. This Declaration and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of the Commonwealth, without giving effect to the conflicts of laws provisions thereof. Any action or proceeding brought to enforce this Declaration or the rights and obligations of any party hereto shall be commenced and maintained in any federal or state court of competent jurisdiction located in the Commonwealth.

         8.2 Captions and Headings. The captions and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not he construed to affect the meaning, construction or effect of this Declaration.

         8.3 Successors in Interest. This Declaration and the By-Laws shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributes, and legal representatives, and every Shareholder and his or her successors, assigns, heirs, distributes and legal representatives.

         8.4 Inspection of Records. Trust records shall be available for inspection by Shareholders at the same time and in the same manner and to the extent that comparable records of a Massachusetts Business Corporation would be available for inspection under the laws of the Commonwealth by shareholders. Shareholders shall have no greater right than shareholders of a Massachusetts Business Corporation to require financial or other information from the Trust, Trustees or officers of the Trust.

         8.5 Provisions of the Trust in Conflict with Law or Regulations; Severability. The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with applicable federal or Massachusetts laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration with the Conflicting Provisions removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when filed with the Secretary of State of the Commonwealth. The Trustees shall not be liable for failure to make any determination under this
Section 8.5. Nothing in this Section 8.5 shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 7.3.

         If any provision of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         8.6 Certifications. The following certifications shall be final and conclusive as to any Persons dealing with the Trust:

                  (a) a certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

                  (b) a certification as to the individuals holding office as Trustees or officers of the Trust at any particular time, when made in writing by the Secretary of the Trust or by any Trustee;

                  (c) a certification that a copy of this Declaration or of the By-Laws is a true and correct copy thereof as then in force, when made in writing by the Secretary of the Trust or by any Trustee;

                  (d) the certifications referred to in Sections 3.6, 7.4 and 8.5; and

                  (e) a certification as to any actions by Trustees, other than the above, when made in writing by the Secretary of the Trust or by any Trustee.

                                   ARTICLE IX
                            EXECUTION AND ACCEPTANCE

         9.1 Counterparts; Acceptance of Certificate. This Declaration of Trust may be executed in two or more counterparts, each of which when so executed shall be deemed an original and such counterparts together shall be sufficiently evidenced to constitute but one and the same instrument, which shall be sufficiently evidenced for all purposes by any such original counterparts. The acceptance of a certificate issued hereunder shall constitute the Shareholder accepting such certificate as a party to this Declaration with the same force and effect as if he had hereunto signed his name, and, upon ceasing to be a holder of record of Shares hereunder, such former holder thereof shall cease to be a party hereto.

                        [REMAINDER OF PAGE INTENTIONALLY
                       LEFT BLANK. SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust as an instrument under seal as of the day and year first above written.

                                      TRUSTEES:

                                      Signed: /s/ Gregory L. Burns
                                              ----------------------------------

                                      Print Name: Gregory L. Burns

                                      as Trustee, and not individually

                                      Signed: /s/ Charles F. Doe, Jr.
                                              ----------------------------------

                                      Print Name: Charles F. Doe, Jr.

                                      as Trustee, and not individually

                                      Signed: /s/ A. Chad Fitzhugh
                                              ----------------------------------

                                      Print Name: A. Chad Fitzhugh

                                      as Trustee, and not individually

                          COMMONWEALTH OF MASSACHUSETTS

SUFFOLK COUNTY, ss.                                             December 2, 2002

         On this 2nd day of December, 2002, personally appeared the above-named Charles F. Doe, Jr., to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed, before me.

                                               /s/ Katherine J. Henry
                                               ---------------------------------
                                               Notary Public

         My commission expires: January 23, 2009

                               STATE OF TENNESSEE

DAVIDSON COUNTY, ss.                                           November 26, 2002

         On this 26th day of November, 2002, personally appeared the above-named Gregory L. Burns, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed. before me.

                                                /s/ Pam Dover
                                                --------------------------------
                                                Notary Public

My commission expires: 5-28-2006

                               STATE OF TENNESSEE

DAVIDSON COUNTY, ss.                                           November 26, 2002

         On this 26th day of November, 2002, personally appeared the above-named
A. Chad Fitzhugh. to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed, before me.

                                                 /s/ Pam Dover
                                                 -------------------------------
                                                 Notary Public

My commission expires: 5-28-2006

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